SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Electro Scientific Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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____________________

Notice of Annual Meeting of Shareholders
____________________

To the Shareholders of Electro Scientific Industries, Inc.:

The Annual Meeting of Shareholders of Electro Scientific Industries, Inc. (ESI) will be held at ESI’s offices, 13900 NW Science Park Drive, Portland, Oregon, on Thursday, October 30, 2003 at 1:00 p.m. Pacific time, for the following purposes:

1.	Electing three directors for a term of three years and two directors for a term of one year.

2.	Approving amendments to the 2000 Stock Option Incentive Plan.

3.	Transacting any other business that properly comes before the meeting.

Only shareholders of record at the close of business on September 4, 2003 will be entitled to vote at the annual meeting.

You are requested to date and sign the enclosed proxy and return it by mail. You may attend the meeting in person even though you have sent in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

By Order of the Board of Directors

J. Michael Dodson
Vice President of Administration,
Chief Financial Officer and Secretary

Portland, Oregon
September 22, 2003

ELECTRO SCIENTIFIC INDUSTRIES, INC.
PROXY STATEMENT

The mailing address of the principal executive offices of the Company is 13900 NW Science Park Drive, Portland, Oregon 97229-5497. The approximate date this proxy statement and the accompanying proxy forms are first being mailed to shareholders is September 22, 2003.

SOLICITATION AND REVOCABILITY OF PROXY

The enclosed proxy is solicited on behalf of the Board of Directors of Electro Scientific Industries, Inc., an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on October 30, 2003. The Company will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of the Company. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.

The Common Stock is the only outstanding authorized voting security of the Company. Holders of the Company’s 4¼% Convertible Subordinated Notes due 2006 are not entitled to vote at the Annual Meeting until such time as the notes are converted into Common Stock. The record date for determining holders of Common Stock entitled to vote at the Annual Meeting is September 4, 2003. On that date there were 27,878,124 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights. As of the record date, $145,000,000 aggregate principal amount of the Company’s 4¼% Convertible Subordinated Notes due 2006 were outstanding and convertible at the option of holders thereof into an aggregate of 3,816,052 shares of Common Stock.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

If you and other residents at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice, known as “householding,” reduces the Company’s printing and postage costs. If any shareholder residing at that address wishes to receive a separate annual report or proxy statement, write or telephone the Company as follows: Investor Relations, Electro Scientific Industries, Inc., 13900 NW Science Park Drive, Portland, Oregon 97229, (503) 641-4141. Contact the Company in the same way if you and other residents at your mailing address are receiving multiple copies of the annual report and proxy statement and wish to receive single copies in the future.

PROPOSAL 1: ELECTION OF DIRECTORS

The terms of Keith L. Thomson, Jon D. Tompkins, Richard J. Faubert, Frederick A. Ball and Robert R. Walker expire in 2003. Messrs. Thomson and Tompkins were elected to three-year terms by the shareholders in 2000. Messrs. Faubert, Ball and Walker were elected by the Board of Directors on June 3, 2003, July 17, 2003 and September 2, 2003, respectively. Under Oregon law, if a director is elected by the board of directors, the director must stand for election at the next shareholders meeting at which directors are elected. Accordingly, Messrs. Faubert, Ball and Walker, in addition to Messrs. Thomson and Tompkins, are nominees for re-election.

Pursuant to the Company’s Bylaws, the Board of Directors is divided into three classes, and the term of office of one class expires each year. Oregon law requires that each class of directors be as nearly equal in number as possible. As a result, the nominees are for two different classes. Messrs. Ball and Walker are nominees for the class of directors whose three-year term expires in 2004. Accordingly, they will be elected for a one-year term. Messrs. Thomson, Tompkins and Faubert are nominees for the class of directors whose term expires in 2006 and will be elected for a three-year term.

Under Oregon law, if a quorum of shareholders is present at the 2003 Annual Meeting, the directors elected will be the two nominees for election as directors for a term ending in 2004 and the three nominees for election as directors for a term ending in 2006, in each case who receive the greatest number of votes cast at the meeting. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for Messrs. Ball, Walker, Thomson, Tompkins and Faubert. If any of the nominees for election as director at the 2003 Annual Meeting becomes unavailable for election for any reason (none being known at this time), the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes.

The following table briefly describes the Company’s nominees for directors and the directors whose terms will continue.

Name, Age, Principal Occupation, and Other Directorships	Director Since	Term Expires
Nominees
Frederick A. Ball, 41, was employed with Borland Software Corporation, a provider of enterprise software development solutions, from September 1999 until July 2003. Beginning in 1999, he was Senior Vice President and Chief Financial Officer. In October 2002, he was appointed Executive Vice President of Corporate Development and Mergers and Acquisitions. Prior to his employment with Borland, Mr. Ball served as Vice President, Mergers and Acquisitions for KLA-Tencor Corporation, a manufacturer of semiconductor equipment. Mr. Ball served as the Vice President of Finance for KLA-Tencor Corporation following KLA’s merger with Tencor Instruments in 1997. Prior to his employment with Tencor Instruments Corporation, Mr. Ball was employed with PricewaterhouseCoopers LLP.
	2003	2003

Richard J. Faubert, 55, was appointed Chief Executive Officer and President of AmberWave Systems, Inc., a semiconductor technology company, in August 2003. He served as President, Chief Executive Officer and director of SpeedFam-IPEC, Inc., a manufacturer of semiconductor equipment, until December 2002. Upon the sale of SpeedFam-IPEC to Novellus Systems, Inc., a capital equipment manufacturer, he served as Executive Vice President of Novellus until his departure in April 2003. Prior to his employment with SpeedFam-IPEC, Inc. in 1998, he held executive and management positions at Tektronix, Inc., a test, measurement, and monitoring company, and GenRad, Inc., an electronics testing and manufacturing company. Mr. Faubert is also on the Board of Directors of Radisys Corp. and is on the North American Advisory Board of Semiconductor Equipment and Materials Inc.
	2003	2003

Keith L. Thomson, 64, retired as Vice President and Oregon Site Manager of Intel Corporation, a manufacturer of chips, computers, networking and communications products, in 1998. Mr. Thomson joined Intel in 1969 and moved to Intel’s Oregon operation in 1978.	1994	2003

Jon D. Tompkins, 63, retired as Chief Executive Officer of KLA-Tencor Corporation, a manufacturer of semiconductor equipment, in 1998 and retired as Chairman of the Board of Directors of KLA-Tencor in June 1999. He remains a member of the Board of Directors of KLA-Tencor. In addition, Mr. Tompkins is on the Board of Directors of Cymer, Inc. and Credence Systems.	1998	2003

Name, Age, Principal Occupation, and Other Directorships	Director Since	Term Expires
Robert R. Walker, 53, served as Executive Vice President and Chief Financial Officer for Agilent Technologies, Inc., an electronic instrument company, from May 2000 until December 2001. From May 1999 until May 2000, he was Senior Vice President and Chief Financial Officer. During 1997 and 1998, Mr. Walker served as Vice President and General Manager of Hewlett-Packard’s Professional Services Business Unit. From 1993 to 1997, he led Hewlett-Packard’s information systems function, including as Vice President and Chief Information Officer from 1995 to 1997. Mr. Walker is also a director of Liberate Technologies.
	2003	2003

Directors Whose Terms Continue
Larry L. Hansen, 75, retired in 1992 from the position of Executive Vice President and director of Tylan General Inc., a manufacturer of high technology components for industrial processes located in San Diego, California. Prior to December 1988, he was Executive Vice President and a director of Varian Associates, Inc., an electronics manufacturer located in Palo Alto, California. Mr. Hansen is also a director of Micrel, Inc.	1986	2004

Barry L. Harmon, 49, was appointed President and Chief Executive Officer of ESI in April 2003. From July 2000 until September 2001, Mr. Harmon served as Senior Vice President — West Coast Operations for Avocent Corporation, a provider of KVM switching and solutions. Avocent is the company resulting from the merger of Apex, Inc. with Cybex Computer Products in 2000. Mr. Harmon served as Chief Financial Officer of Apex, Inc., also a provider of KVM switching and solutions, from 1999 until its merger with Cybex. From 1992 to 1999, he was Senior Vice President and Chief Financial Officer of ESI.	2002	2005

W. Arthur Porter, 62, has served as the Dean of the College of Engineering at the University of Oklahoma since July 1998. He was formerly the President of the Houston Advanced Research Center. Dr. Porter is a director of Stewart Information Services Corporation, Bookham, Inc. and Critical Technologies, Inc.	1980	2005

Vernon B. Ryles, Jr., 65, was formerly President and Chief Executive Officer of Poppers Supply Co., a manufacturer of flavored popcorn snacks and distributor of snack foods and equipment, from 1961 to 2002. Mr. Ryles is also a director of Northwest Pipe Company.	1995	2004

Gerald F. Taylor, 63, retired in 1998 as Senior Vice President and Chief Financial Officer of Applied Materials, Inc., a manufacturer of semiconductor equipment. He was employed by Applied Materials since 1985. He is also a director of Lithia Motors Inc.	1998	2005

BOARD COMPENSATION

The Board of Directors met fourteen times during the last fiscal year. Each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and the committees of which he was a member except for James T. Dooley (55% attendance at Board meetings). Mr. Dooley resigned as a director of the Company effective June 9, 2003. Each director who is not an employee of the Company received an annual retainer of $20,000, plus $1,000 for each board meeting attended, $500 for each committee meeting attended and $500 for each telephone meeting when formal business was conducted. From April 15, 2003 to June 2, 2003, committee chairmen received $1,000 for each committee meeting attended and chaired that was held in conjunction with a regularly scheduled meeting of the Board. Effective June 3, 2003, committee chairmen receive $2,000 for each committee meeting attended and chaired that was held in conjunction with a regularly scheduled meeting of the Board. Also effective

June 3, 2003, committee members receive $1,000 for each committee meeting that the director attended in person rather than telephonically or by other means of electronic communication. Non-employee directors are also automatically granted an option for 6,000 shares of Common Stock on July 31 of each year, with an option price equal to the closing market price on the date of grant, a ten-year term and a four-year vesting schedule. As proposed to be amended, the 2000 Stock Option Incentive Plan will authorize automatic grants to each director who is not a full-time employee of the Company of an option to purchase 30,000 shares of Company Common Stock upon the director’s initial election to the Board, vesting over three years, and an option to purchase 10,000 shares of Company Common Stock on July 31 of each year thereafter, vesting over one year.

In addition, the following directors have been granted options in the amounts set forth opposite their respective names as additional compensation for their services as directors, contingent upon their election as directors and the approval of the amendments to the 2000 Stock Option Incentive Plan at the 2003 Annual Meeting:

• Frederick A. Ball	24,000 shares
• Richard J. Faubert	24,000 shares
• Jon D. Tompkins	20,000 shares
• Robert R. Walker	30,000 shares

BOARD COMMITTEES

The Company maintains an Audit Committee consisting of W. Arthur Porter (Chairman), Frederick A. Ball, Larry L. Hansen, Gerald F. Taylor and Robert R. Walker. Mr. Walker was appointed to the Audit Committee on September 2, 2003. All of the members of the Audit Committee are “independent directors” within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards and pursuant to the criteria established in Section 10A(m) of the Securities Exchange Act of 1934, as amended. Each of Messrs. Ball, Taylor and Walker has financial reporting oversight experience, including serving as chief financial officer of a public company. See “Proposal 1: Election of Directors” for their biographies. The Board of Directors has determined that each of Messrs. Ball, Taylor and Walker is an audit committee financial expert as defined in SEC rules. The Audit Committee meets with management and with representatives of ESI’s outside auditing firm, KPMG LLP, including meetings without the presence of management. The Audit Committee met seventeen times in fiscal 2003.

The Company maintains a Compensation Committee consisting of Keith L. Thomson (Chairman), Vernon B. Ryles, Jr. and Jon D. Tompkins. None of the members of the Compensation Committee are current or former officers or employees of the Company. The Compensation Committee makes recommendations to the Board of Directors concerning officers’ compensation and has been delegated authority to grant options and other awards under the Company’s stock option plans and stock incentive plan. The Compensation Committee met three times in fiscal 2003.

The Company maintains a Corporate Governance and Nominating Committee consisting of Vernon B. Ryles, Jr. (Chairman), Larry L. Hansen and Gerald F. Taylor. The Corporate Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities related to seeking candidates for membership on the Board of Directors, assessing the corporate governance policies and processes of the Board of Directors and reviewing from time to time the policies of the Board of Directors related to director qualifications, compensation, tenure and retirement. The Corporate Governance and Nominating Committee met twice in fiscal 2003. Shareholders who wish to submit names for consideration for Board membership should do so in writing addressed to the Board of Directors, c/o Chairman of the Board, Electro Scientific Industries, Inc., 13900 NW Science Park Drive, Portland, Oregon 97229-5497.

RECOMMENDATION BY THE BOARD OF DIRECTORS

The Board of Directors recommends that shareholders vote for the election of the nominees named in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of May 31, 2003 (or such other date as otherwise indicated in the footnotes below) by (i) each person know to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of the Company’s current directors and nominees for director, (iii) each individual named in the Summary Compensation table and (iv) all current directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them. Applicable percentage of ownership is based on 27,842,634 shares of Common Stock outstanding as of May 31, 2003 together with applicable options for such shareholders. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after May 31, 2003 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner (1)		Approximate Percent
Frederick A. Ball	0		*
David F. Bolender	111,081	(2)	*
James T. Dooley	71,229	(3)	*
Richard J. Faubert	0		*
Larry L. Hansen	48,974	(4)	*
Barry L. Harmon	0		*
John E. Isselmann, Jr	13,301	(5)	*
Gary M. Kapral	54,922	(6)	*
John R. Kurdock	133,919	(7)	*
W. Arthur Porter	18,000	(8)	*
Joseph L. Reinhart	109,153	(9)	*
Vernon B. Ryles, Jr	27,000	(10)	*
Howard K. Taft, Jr	32,671	(11)	*
Gerald F. Taylor	15,000	(12)	*
Keith L. Thomson	29,800	(4)	*
Jon D. Tompkins	15,000	(12)	*
Donald R. VanLuvanee	843,426	(13)	3.03%
Robert R. Walker	0		*
Capital Group International, Inc. 11100 Santa Monica Blvd., Los Angeles, CA 90025	2,851,220	(14)	10.30%
Third Avenue Management LLC 767 Third Avenue, New York, NY 10017	3,232,600	(15)	16.60%
Franklin Resources, Inc. One Franklin Parkway, San Mateo, CA 94403	3,047,569	(16)	11.00%
Private Capital Management 8889 Pelican Bay Blvd., Naples, FL 34108	1,866,139	(17)	6.70%
13 Directors and executive officers as a group	586,445	(18)	2.11%

*	Less than 1 percent.

(1)	Shares are held directly with sole investment and voting power unless otherwise indicated. Includes shares awarded as performance-based restricted stock that are subject to forfeiture in certain circumstances.

(2)	Includes 26,100 shares owned by Mr. Bolender’s wife and includes 68,000 shares subject to stock options exercisable within 60 days of May 31, 2003.

(3)	Mr. Dooley’s employment terminated on June 9, 2003 and he resigned as a director of the Company effective June 9, 2003. Includes 62,450 shares subject to stock options exercisable within 60 days of May 31, 2003.

(4)	Includes 29,000 shares subject to stock options exercisable within 60 days of May 31, 2003.

(5)	Mr. Isselmann resigned as an officer of the Company effective August 5, 2003. Includes 10,250 shares subject to stock options exercisable within 60 days of May 31, 2003.

(6)	Mr. Kapral resigned as an officer of the Company effective June 11, 2003. Includes 47,500 shares subject to stock options exercisable within 60 days of May 31, 2003.

(7)	Mr. Kurdock’s employment terminated on June 9, 2003. Includes 116,360 shares subject to stock options exercisable within 60 days of May 31, 2003.

(8)	Includes 18,000 shares subject to stock options exercisable within 60 days of May 31, 2003.

(9)	Includes 312 shares and 962 shares held for the benefit of Mr. Reinhart’s son and daughter, respectively. Includes 85,030 shares subject to stock options exercisable within 60 days of May 31, 2003.

(10)	Includes 27,000 shares subject to stock options exercisable within 60 days of May 31, 2003.

(11)	Includes 28,532 shares subject to stock options exercisable within 60 days of May 31, 2003.

(12)	Includes 15,000 shares subject to stock options exercisable within 60 days of May 31, 2003.

(13)	Includes 716,950 shares subject to stock options exercisable within 60 days of May 31, 2003.

(14)	Based solely on information set forth in Schedule 13G dated February 10, 2003, filed with the Securities and Exchange Commission.

(15)	Based solely on information set forth in Schedule 13G dated January 31, 2003, filed with the Securities and Exchange Commission.

(16)	Based solely on information set forth in Schedule 13G dated August 8, 2003, filed with the Securities and Exchange Commission.

(17)	Based solely on information set forth in Schedule 13G dated February 14, 2003, filed with the Securities and Exchange Commission.

(18)	Does not include shares owned or options exercisable by Mr. Dooley, Mr. Isselmann, Mr. Kapral, Mr. Kurdock, Mr. Reinhart, Mr. Taft or Mr. VanLuvanee because they are not executive officers of the Company. Includes 522,590 shares subject to stock options exercisable within 60 days of May 31, 2003. Also includes 26,100 shares held by Mr. Bolender’s wife.

EXECUTIVE OFFICERS

Name	Age	Position
Barry L. Harmon	49	President and Chief Executive Officer
Robert G. Chamberlain	63	Vice President, Customer Operations
J. Michael Dodson	42	Vice President of Administration, Chief Financial Officer and Secretary

See Mr. Harmon’s biography under “Proposal 1: Election of Directors”.

Mr. Chamberlain was named Vice President of Customer Operations in January 2003. From 2001 to 2002 he was Chief Executive Officer of Starview Technology, Inc., a high-speed data management company. From 1999 to 2001 he was president of the semiconductor operations of AvantCom Network, Inc., a semiconductor manufacturing tool information system using secure communications over the internet. From 1996 to 1999 he was president and CEO of Micromonitors, Inc. (now Serveron Corporation), an electric substation monitoring technology and services company. Mr. Chamberlain has also held officer positions with Watkins-Johnson Company, Novellus Systems and Megatest Corporation, and earlier sales and marketing positions with Applied Materials, Intel, Advanced Micro Devices and Fairchild Semiconductor. Mr. Chamberlain is also a director of Semitool, Inc., a manufacturer of semiconductor equipment.

Mr. Dodson was named Vice President of Administration and Chief Financial Officer in May 2003 and was named Secretary in August 2003. From 1999 to 2002, he was Chief Financial Officer and Secretary of SpeedFam-IPEC, Inc. in Chandler, Arizona, a capital equipment manufacturer. From 1996 to 1999, he was Vice President, Corporate Controller and Chief Accounting Officer of Novellus Systems, Inc. in San Jose, California, a capital equipment manufacturer. Prior to that, Mr. Dodson was with Ernst & Young in San Jose.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services to the Company in all capacities for each of the last three fiscal years for:

•	The three individuals who served as president and chief executive officer during fiscal 2003; and

•	The four most highly compensated executive officers other than the president and chief executive officer whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of fiscal 2003.

•	Two additional individuals for whom disclosure would have been provided but for the fact that these individuals were not serving as executive officers at the end of the last completed fiscal year.

The above individuals are referred to hereafter as the “named executive officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation									Long-Term Compensation
											Awards			Payouts
Name & Principal Position	Fiscal Year	Salary			Bonus			Other Annual Compen- sation			Restricted Stock Awards ($) (1)		Options Granted (#)	LTIP payouts ($)(2)		All Other Compen- sation (3)
Barry L. Harmon (4) President & Chief Executive Officer	2003 2002 2001		$32,539 — —			— — —			— — —		— — —		6,000 — —		— — —		$46,476 — —	(5)

David F. Bolender (6) Former Chairman of the Board, Former Acting President & Chief Executive Officer	2003 2002 2001	$ $	288,044 57,548 —			— — —			— — —		— — —		50,000 6,000 6,000		— — — —	$ $ $	49,044 126,000 41,000	(7) (8) (8)

James T. Dooley (9) Former President & Chief Executive Officer	2003 2002 2001	$ $ $	345,833 247,349 204,167		$	— — 385,300			— — —		$141,200 — —	(10)	150,000 52,000 54,000		— — —	$ $ $	6,704 6,574 6,213	(11)

Donald R. VanLuvanee (12)	2003 2002 2001	$ $ $	475,000 453,750 391,540	(13)	$ $	485,106 — 1,250,000	(13)		— — —		— — —		— 155,000 138,000	$ $	— 515,200 439,475	$ $ $	4,229 8,781 5,100	(14)

John R. Kurdock (15) Vice President	2003 2002 2001	$ $ $	275,000 266,250 245,417		$	— — 374,500			— — —		$61,775 — —	(16)	— 42,000 29,000	$ $	— 162,400 225,875	$ $ $	5,100 7,822 5,412	(17)

Gary M. Kapral (18) Vice President	2003 2002 2001	$ $ $	245,000 239,166 229,166		$	— — 204,700		$	— — 488,776	(19)	$123,550 — —	(20)	— 42,000 29,000		— — —	$ $ $	5,100 5,225 6,875

Joseph L. Reinhart Vice President	2003 2002 2001	$ $ $	220,000 211,250 196,533		$	— — 274,700			— — —		$61,775 — —	(21)	— 35,000 29,000	$ $	— 72,800 137,238	$ $ $	3,300 4,730 5,287	(22)

Howard K. Taft, Jr (23) Vice President	2003 2002 2001	$ $ $	191,666 184,801 140,000		$	— — 172,301		$ $	134,514 52,585 —	(24) (24)	$61,775 — —	(25)	— 42,000 9,165		— — —	$ $ $	4,791 4,062 3,500

John E. Isselmann Jr. (26) General Counsel & Corporate Secretary	2003 2002 2001	$ $ $	145,000 135,000 125,961		$	— — 83,750			— — —		$35,300 — —	(27)	— 10,000 8,000		— — —	$ $ $	3,806 4,008 3,781

(1)	The Company does not intend to pay dividends on the restricted stock grants reported in this column. Restricted stock awards granted in fiscal 2003 vest on February 1, 2004 upon continued employment with the Company.

(2)	Represents the vesting of performance-based restricted stock grants.

(3)	Except as otherwise indicated, represents 401(k) matching contributions made by the Company.

(4)	Mr. Harmon was appointed President and Chief Executive Officer on April 15, 2003.

(5)	Includes $45,500 for Board of Directors retainer and meeting fees paid prior to Mr. Harmon’s appointment as President and Chief Executive Officer.

(6)	Mr. Bolender served as Acting President and Chief Executive Officer from April 17, 2002 until December 12, 2002.

(7)	Includes $31,000 paid for services as Chairman of the Board and Board of Directors retainer and meeting fees paid before and after his service as Acting President and Chief Executive Officer, as well as $18,044 for accrued vacation time.

(8)	Includes amounts paid for services as Chairman of the Board and Board of Directors retainer and meeting fees as well as $75,000 payment for service during January\-March 2002 as interim Chief Executive Officer.

(9)	Mr. Dooley was named President and Chief Executive Officer on December 13, 2002. Mr. Dooley’s employment as President and Chief Executive Officer terminated on June 9, 2003.

(10)	Reflects an award of 8,000 shares to Mr. Dooley at a per share value of $17.65. This award was cancelled upon Mr. Dooley’s termination.

(11)	Includes above-market interest in the amount of $953 earned on compensation deferred as part of ESI’s Deferred Compensation Plan.

(12)	Mr. VanLuvanee resigned as President and Chief Executive Officer of the Company effective April 23, 2002, but remains an employee of the Company.

(13)	Represents amount paid by the Company in accordance with the terms of Mr. VanLuvanee’s Employment and Separation Agreement dated May 22, 2002.

(14)	Includes above-market interest in the amount of $5,156 earned on compensation deferred as part of ESI’s Deferred Compensation Plan.

(15)	Mr. Kurdock’s employment as Vice President terminated on June 9, 2003.

(16)	Reflects an award of 3,500 shares to Mr. Kurdock at a per share value of $17.65. This award was cancelled upon Mr. Kurdock’s termination.

(17)	Includes above-market interest in the amount of $3,089 earned on compensation deferred as part of ESI’s Deferred Compensation Plan.

(18)	Mr. Kapral resigned as Vice President of the Company on June 11, 2003.

(19)	In connection with Mr. Kapral joining the Company as Vice President, the Company made payments on his behalf related to the relocation of Mr. Kapral and his family from North Carolina to Oregon. The amounts include relocation expenses, interest and tax payments for his home in North Carolina.

(20)	Reflects an award of 8,000 shares to Mr. Kapral at a per share value of $17.65. This award was cancelled upon Mr. Kapral’s resignation.

(21)	Reflects an award of 3,500 shares to Mr. Reinhart at a per share value of $17.65.

(22)	Includes above-market interest in the amount of $1,343 earned on compensation deferred as part of ESI’s Deferred Compensation Plan.

(23)	Mr. Taft is not an executive officer of the Company.

(24)	Represents amounts paid to relocate Mr. Taft from the Company’s facilities in Escondido, California to Portland, Oregon.

(25)	Reflects an award of 3,500 shares to Mr. Taft at a per share value of $17.65.

(26)	Mr. Isselmann resigned as General Counsel & Corporate Secretary of the Company on August 5, 2003.

(27)	Reflects an award of 2,000 shares to Mr. Isselmann at a per share value of $17.65. This award was cancelled upon Mr. Isselmann’s resignation.

STOCK OPTION GRANTS IN FISCAL 2003

The following table sets forth details regarding stock options granted to the named executive officers in fiscal 2003. In addition, there are shown the hypothetical gains or “option spreads” that would exist for the respective options, assuming rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

	Option Grants in Last Fiscal Year
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted (1) (#)		% of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/Sh)	Expiration Date (3)	5%	10%
Barry L. Harmon	6,000		1.7%	$17.96	7/30/2012	$67,769	$171,742
David F. Bolender	50,000	(4)	14.2%	$16.35	9/17/2012	$514,121	$1,302,884
James T. Dooley	150,000		42.6%	$21.441	12/12/2012	$2,022,619	$5,125,715
Donald R. VanLuvanee	0		0	—	—	—	—
John R. Kurdock	0		0	—	—	—	—
Gary M. Kapral	0		0	—	—	—	—
Joseph L. Reinhart	0		0	—	—	—	—
Howard K. Taft, Jr.	0		0	—	—	—	—
John E. Isselmann, Jr.	0		0	—	—	—	—

(1)	All option grants were made pursuant to the Company’s 2000 Stock Option Incentive Plan. Unless otherwise noted, all options become exercisable for 25 percent of the shares covered by the option on each of the first four anniversaries of the grant date. Except for the options granted to Mr. Harmon, all options become fully exercisable upon termination of the optionee’s employment within one year after a “change in control” of the Company as defined in the 2000 Stock Option Incentive Plan. Unless the transaction is approved by the Board of Directors, a “change in control” generally includes (a) the acquisition by any person of 20 percent or more of the Company’s Common Stock and (b) the election of a new majority of the Company’s directors without the approval of the incumbent directors.

(2)	In fiscal 2003, the Company granted to employees options for a total of 340,000 shares of the Company’s Common Stock under the 2000 Stock Option Incentive Plan and 11,700 shares of the Company’s Common Stock under the 2000 Stock Option Plan and those numbers were used in calculating the percentages set forth in this column.

(3)	Options expire prior to this date (i) if the optionee’s employment (or service as a director, as applicable) is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised at any time prior to the expiration date of the options or the expiration of three months after the date of termination, whichever is the shorter period, or (ii) if employment (or service as a director, as applicable) terminates because of death or disability, in which case options vested but unexercised at the date of termination may be exercised at any time prior to the expiration date of the options or the expiration of 12 months after the date of termination, whichever is the shorter period. If employment (or service as a director, as applicable) is terminated by death of the optionee, the options generally may be exercised by persons to whom the optionee’s rights pass by will or the laws of descent or distribution. Remaining vested but unexercised options terminate at the end of the earliest of the above described periods, as applicable.

(4)	Options became exercisable for 100% of the shares on December 13, 2002.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth information with respect to the named executive officers concerning options exercised and the status of exercisable and unexercisable options held as of May 31, 2003.

	Options Exercised During Year Ended May 31, 2003		Number of Unexercised Options at May 31, 2003		Value of Unexercised In-the-Money Options at May 31, 2003 (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Barry L. Harmon	0	—	0	6,000	$0	$0
David F. Bolender	0	—	68,000	9,000	$23,302	$0
James T. Dooley	0	—	62,450	217,950	$36,110	$0
Donald R. VanLuvanee	620	$5,425	716,950	304,000	$621,858	$0
John R. Kurdock	0	—	116,360	55,500	$34,286	$0
Gary M. Kapral	0	—	47,500	53,500	$0	$0
Joseph L. Reinhart	1,000	$16,030	85,030	50,250	$13,461	$0
Howard K. Taft, Jr.	0	—	28,532	38,033	$3,546	$0
John E. Isselmann, Jr.	0	—	10,250	12,750	$0	$0

(1)	Options are “in-the-money” at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on May 31, 2003 based on the closing sale price of $15.04 per share of Common Stock on that date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of shares.

EQUITY COMPENSATION PLAN INFORMATION

Set forth in the table below is certain information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at May 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	2,705,075	(2)(3)(4)	$27.12	2,260,290 (5)
Equity compensation plans not approved by security holders (6)	1,651,352		$36.43	596,236

Total	4,356,427		$30.71	2,856,526

(1)	These plans consist of: (i) the 1989 Stock Option Plan, (ii) the 2000 Stock Option Incentive Plan, (iii) the 1990 Employee Stock Purchase Plan and (iv) the 1996 Stock Incentive Plan.

(2)	Includes 2,056 shares subject to employee stock options assumed in the merger with Applied Intelligent Systems, Inc. with a weighted average exercise price of $6.56.

(3)	Includes 2,882 shares subject to employee stock options assumed in the merger with Dynamotion, Inc. with a weighted average exercise price of $55.25.

(4)	Includes 69,300 restricted shares which will vest only if specific performance or service measures are met.

(5)	Includes 305,127 shares available for issuance under the 1990 Employee Stock Purchase Plan.

(6)	Consists of the 2000 Stock Option Plan.

The 2000 Stock Option Plan allows for grants of non-statutory stock options, stock bonuses and restricted stock to non-officer employees of the Company. The plan is administered by the Board of Directors or a committee or officer designated by the Board of Directors. The administrator determines (i) the exercise price, term and exercise schedule of options granted under the plan, (ii) the purchase price and form of consideration for, and restrictions on, restricted stock issued under the plan, and (iii) any restrictions on stock bonuses issued under the plan. If the employment of an optionee under the plan is terminated within one year of a change of control of the Company, the optionee may exercise his or her option in full, even if the option is not fully vested.

EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

Employment Agreements

On December 13, 2002, the Company entered into an Employment Agreement with James T. Dooley pursuant to which he was appointed the Company’s President and Chief Executive Officer. The agreement provided for base salary of $400,000 per year and an option to purchase 150,000 shares of Common Stock. Mr. Dooley’s employment terminated on June 9, 2003 with no severance payment or benefits.

Change of Control Severance Agreements

On January 15, 2003, the Board of Directors approved severance agreements with the Company’s corporate officers. These agreements generally provide for the payment upon termination of employment by the Company without cause or by the employee for “good reason” (as defined in the severance agreement) within two years following a change in control of the Company of an amount equal to two times the employee’s annual salary and two years continued coverage under life, accident and health plans. The benefit is capped as necessary to prevent any portion of the benefit from being subject to excise tax. Each employee is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a “potential change in control” (as defined in the severance agreements). All corporate officers of the Company, including its executive officers, have executed severance agreements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors makes recommendations to the Board regarding the general compensation policies for ESI, including salaries and incentives for executive officers. The Committee also has general authority to make option grants and other awards under the Company’s 2000 Stock Option Incentive Plan, the 2000 Stock Option Plan and 1996 Stock Incentive Plan. The Committee is composed of three directors.

The Compensation Committee’s executive compensation recommendations and actions during the 2003 fiscal year were in three areas: (1) compensation adjustments for the Chief Executive Officer and other executive officers of the Company; (2) the key employee cash incentive bonus program; and (3) the key employee long term incentive program.

The Compensation Committee policies for compensation of executive officers are designed to fairly compensate the Company’s executives and to provide incentives for the officers to manage and operate the Company for long term success. The Compensation Committee recommends, and the Board of Directors determines, based on that recommendation, compensation for the Chief Executive Officer. The Compensation Committee also recommends compensation levels for the remaining executive officers of the Company based on the recommendations of the Chief Executive Officer.

The total compensation of the executive officers takes into account several factors, including competitive compensation in the electronics industry, individual experience and performance, and the performance of the Company. The Committee does not assign a specific weight to these factors. The Company operates in marketplaces which are global, cyclical and subject to technology shifts. The Committee’s evaluations of individual performance considers each individual’s contribution toward achieving the Company’s corporate objectives. The objectives include: (1) adequate return on, and efficient use of, invested capital and (2) generating positive earnings throughout the entire range of business conditions.

The methodology used in determining salary, cash incentive bonus and long-term incentive grants is as follows:

Target compensation for each executive is set annually by the Compensation Committee. These targets are based on the results of periodic salary surveys of comparable-sized companies in the electronics industries and on the level of individual responsibility and job complexity. The Company’s target is to pay executives within the competitive range based on the surveys.

Base salaries are determined annually for each executive officer with reference to the target level for the individual. Salary increases are given when warranted by individual performance and when base salary levels are relatively low as compared to companies that compete with the Company for executive talent to keep base salaries competitive.

David F. Bolender’s base salary as Chief Executive Officer through December 13, 2003 was $475,000. James T. Dooley’s base salary as Chief Executive Officer from December 13, 2003 through June 9, 2003 was $400,000. Barry L. Harmon’s base salary since April 2003 is $360,000, representing a decrease of $115,000 from the Chief Executive Officers’ salary the prior year and is approximately the median of salary survey data. The reduction in the base pay for the Chief Executive Officer results from the smaller size of the Company.

Cash incentives in the form of cash bonuses are paid at the discretion of the Compensation Committee to executive officers who the Committee determines have made substantial contributions to the profits of the Company in the preceding fiscal year. At the beginning of each fiscal year, the Board of Directors approves the business plan for the year, including sales and pre-tax profit goals. At the same time, the Board of Directors approves a target bonus percentage for executive officers if the established goals are met. If the goals are met, the Compensation Committee determines the extent to which an executive officer will be awarded the target bonus. Factors considered include individual performance, responsibility and contribution to profits. There were no bonuses paid for fiscal 2003.

The Company uses stock options and performance-based restricted stock grants to reward senior management and to link executive compensation to shareholder interests reflected in increases in share value. By using a combination of annual options and restricted stock awards, the Company intends to provide a potential level of incentive compensation to executive officers equal to competitive levels without excessive shareholder dilution. In determining the size of option grants and restricted stock awards, the Compensation Committee takes into account the executive’s position and job responsibilities. All options are granted at an exercise price equal to the fair market value of the shares on the date of grant, and vest in 25 percent annual increments during the four year period following the date of grant. Options to purchase 340,000 shares were granted to executive officers in fiscal 2003, including 50,000 to David F. Bolender, 150,000 to James T. Dooley, and 6,000 to Barry L. Harmon, which was his grant automatically received on July 31, 2002 as a non-employee member of the Board of Directors. The number of shares of restricted stock granted to executive officers in fiscal 2003 was 32,500, including 8,000 to Mr. Dooley.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Qualifying compensation for deductibility under Section 162(m) is one of many factors the Compensation Committee considers in determining executive compensation arrangements. Substantially all of the options granted under the Company’s 1989 Stock Option Plan and 2000 Stock Option Incentive Plan are intended to qualify as Incentive Stock Options. The Company receives no tax deduction from the exercise of an Incentive Stock Option unless the optionee disposes of the acquired shares before satisfying the holding periods. Under IRS regulations, the $1,000,000 cap on deductibility applies to compensation recognized by an optionee upon such an early disposition, as well as compensation recognized upon the exercise of a Nonstatutory Stock Option, unless the option meets certain requirements. It is the Company’s policy generally to grant options that meet the requirements of the IRS regulations so that any such compensation recognized by an optionee will be fully deductible by the Company for tax purposes. The Committee believes that the grant of Incentive Stock Options, despite the general nondeductibility, benefits the Company by encouraging the long-term ownership of Company stock by officers and other employees. Performance-based restricted stock awards are also intended to be granted in compliance with the IRS regulations so that any compensation recognized on vesting of such awards will be fully deductible.

By the Compensation Committee:

Keith L. Thomson, Chairman
Vernon B. Ryles, Jr.
Jon D. Tompkins

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of directors Keith L. Thomson, Vernon B. Ryles, Jr., and Jon D. Tompkins. No Compensation Committee member is or has been an employee of the Company or has any other material relationship with the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board of Directors has approved and adopted an Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix B.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors and oversees the audits of the Company’s financial statements. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit, and has developed a pre-approval process for all independent auditor services. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal and disclosure controls, and the overall quality of the Company’s financial reporting.

In connection with the Company’s audited financial statements for the year ended May 31, 2003, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors’ independence.

Internal Investigation

In March 2003, the Audit Committee, with the assistance of outside legal counsel and forensic accountants, commenced an internal investigation of certain accounting matters. The investigation involved the review of (1) the circumstances surrounding the reversal of an accrual for employee benefits, (2) unsupported accounting adjustments and clerical errors primarily relating to inventory and cost of goods sold, and (3) certain other areas where potential accounting errors could have occurred, including revenue recognition and restructuring reserves. On July 15, 2003, the Audit Committee had completed its review of these matters and as a result of the review, the Company determined that the unaudited consolidated condensed financial statements for the three months ended August 31, 2002 and November 30, 2002 and the audited consolidated financial statements for the year ended June 1, 2002 required restatement. On August 11, 2003, the Company filed with the Securities and Exchange Commission the related amendments for those periods.

Management advised the Audit Committee that upon reviewing the restatement adjustments and performing an evaluation of the Company’s disclosure controls and procedures, management noted deficiencies in internal controls relating to:

1.	Lack of complete sales documentation, particularly as it relates to customer specified acceptance criteria;

2.	Lack of adequate job transition/cross training and poorly documented “desk” processes and procedures in the finance/accounting area;

3.	Changes to accounting methodologies without notification to, or proper authorization by, accounting oversight parties (i.e., the audit committee and independent auditors); and

4.	Lack of adequate tracking and monitoring of finished goods inventory that was transferred out of the inventory management information system.

The independent auditors advised the Audit Committee that these internal control deficiencies constitute reportable conditions and, collectively, a material weakness as defined in Statement of Auditing Standards No. 60. Certain of these internal control weaknesses may also constitute deficiencies in the Company’s disclosure controls.

The Audit Committee has worked closely with the Chief Executive Officer and Chief Financial Officer while they implement a more effective system of disclosure controls and procedures and instituted controls, procedures and other changes to ensure that information required to be disclosed in the Company’s Annual Report on Form 10-K has been recorded, processed, summarized and reported.

The steps taken by the Company since the end of the third quarter of fiscal 2003 to ensure that all material information is accurately disclosed in the Annual Report include:

1.	The appointment of an independent director to be Chairman of the Board in April 2003, who was previously the Chief Executive Officer and Chairman of the Board of KLA-Tencor Corporation;

2.	The appointment of a previously independent director to be President and Chief Executive Officer in April 2003, who was previously Chief Financial Officer of Apex, Inc. and was the former Senior Vice President and Chief Financial Officer of ESI for seven years until 1999;

3.	The appointment of a new Chief Financial Officer in May 2003, who was previously Chief Financial Officer of SpeedFam-IPEC, Inc. and Vice President and Corporate Controller of Novellus Systems, Inc.;

4.	The engagement of outside professionals specializing in accounting and finance to assist management in the collection, substantiation and analysis of the information contained in the Annual Report; and

5.	The performance of additional procedures designed to ensure that these internal control deficiencies did not lead to material misstatements in the Company’s consolidated financial statements.

The Company has also increased by three the number of independent directors on the Board by electing Richard J. Faubert, who previously served as President and Chief Executive Officer of SpeedFam-IPEC, Inc. and held senior management positions at Tektronix, Inc. and Genrad, Inc., Frederick A. Ball, who previously served as Senior Vice President and Chief Financial Officer of Borland Software Corporation and as Vice President of Finance of KLA-Tencor Corporation, and Robert R. Walker who was the Executive Vice President and Chief Financial Officer for Agilent Technologies, Inc.

Based in part on the steps listed above, the Company’s President and Chief Executive Officer and Chief Financial Officer have concluded that the disclosure controls and procedures are effective to ensure that information required to be disclosed in reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.

In addition, in order to further address the deficiencies described above and to improve the Company’s internal disclosure and control procedures for future periods, the Company will:

1.	Review and revise its processes and procedures for applying revenue recognition policies, including more formalized training of finance, sales, order management and other staffs;

2.	Enhance accounting/finance training programs and desk processes and procedures documentation as well as retain additional full-time experienced accounting/finance personnel including a Chief Accounting Officer;

3.	Provide additional management oversight and perform detailed reviews of disclosures and reporting with the assistance of outside legal counsel;

4.	Account for all completed systems in the inventory management information system; and

5.	Use outside resources, as necessary, to supplement its employees in the preparation of the consolidated financial statements and other reports filed or submitted under the Securities Exchange Act of 1934.

These steps will constitute significant changes in internal controls. The Company will continue to evaluate the effectiveness of our disclosure controls and internal controls and procedures on an ongoing basis.

Conclusion

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2003 for filing with the Securities and Exchange Commission.

By the Audit Committee:

W. Arthur Porter, Chairman
Frederick A. Ball
Larry L. Hansen
Gerald F. Taylor

(Mr. Walker was appointed to the Audit Committee on September 2, 2003, after this report was approved.)

Principal Accounting Firm Fees

The following table shows the fees billed or accrued to the Company for the audit and other services provided in fiscal 2003 by KPMG LLP, the Company’s principal accounting firm.

Audit Fees	$608,400	(1)
Financial Information Systems Design and Implementation Fees	—
All Other Fees (2)	$615,098

Totals	$1,223,498

(1)	Includes $153,800 of audit fees for fiscal 2003 which have not yet been billed to the Company.

(2)	The Audit Committee has determined that the provision of the services covered by these fees billed by KPMG is compatible with maintaining the principle accountant’s independence. Other Fees consisted primarily of consulting services for domestic and international tax compliance and tax planning projects.

Change in Independent Public Accountants

On May 7, 2002, the Audit Committee of the Company’s Board of Directors approved the dismissal of the Company’s independent public accountants, Arthur Andersen LLP. Arthur Andersen LLP’s reports on the Company’s financial statements for each of the last two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and during the subsequent interim period through the date of dismissal, May 7, 2002, there have not been any disagreements between the Company and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

Also on May 7, 2002, based on the recommendation of the Audit Committee of the Company’s Board of Directors, the Company engaged the firm of KPMG LLP to be the Company’s independent public accountants. The Company did not consult KPMG LLP at any time prior to May 7, 2002 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

Representatives of KPMG LLP, the independent auditors selected by the Company, are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

PERFORMANCE GRAPH

Assumes that $100.00 was invested on May 29, 1998 in Electro Scientific Industries, Inc. (ESIO) Common Stock, the S&P 500 Index and the S&P Information Technology Index, and that all dividends were reinvested. (adjusted for 2-1 stock split payable on February 24, 2000).

Historical stock price performance should not be relied upon as indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Electro Scientific Industries, Inc., the S & P 500 Index and the S & P Information Technology Index

* $100 invested on 5/29/98 in stock or index-including reinvestment of dividends.
Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

	Cumulative Total Return
	5/29/98	5/28/99	6/2/00	6/1/01	5/31/02	5/30/03
ELECTRO SCIENTIFIC INDUSTRIES, INC.	100.00	111.94	314.56	220.72	157.37	89.79
S & P 500	100.00	121.03	133.71	119.60	103.04	94.73
S & P INFORMATION TECHNOLOGY	100.00	166.02	244.87	128.88	90.49	85.49

The information contained above under the captions “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

PROPOSAL 2: APPROVE AMENDMENT TO 2000 STOCK OPTION INCENTIVE PLAN

Under the Company’s 2000 Stock Option Incentive Plan (the “Option Plan”), each director who is not a full-time employee of the Company is automatically granted an option to purchase 6,000 shares of Company Common Stock on July 31 of each year. The Board of Directors believes options to purchase additional shares of Company Common Stock should be awarded to non-employee directors as compensation for their services. Accordingly, on July 17, 2003, the Board of Directors approved an amendment to the Option Plan to increase the automatic option grants to non-employee directors as follows: 30,000 shares upon a director’s initial election to the Board of Directors and 10,000 on July 31 of each year. The Board of Directors also approved amendments to the Option Plan shortening the vesting period of the automatic option grants and extending the period during which an optionee may exercise those options after he or she ceases to be a director. Finally, the Board of Directors approved an amendment permitting the Company to grant options to directors under the Option Plan in addition to the automatic option grants. Each of these amendments is subject to shareholder approval.

In addition, shareholder approval of this proposal will constitute reapproval of the Option Plan. This reapproval is required every five years for continued compliance with the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended. See “Material Federal Income Tax Consequences.” The complete text of the Option Plan, marked to show the proposed amendments, is attached to this Proxy Statement as Appendix A.

In July and August 2003, the Board of Directors approved option grants, contingent upon shareholder approval of this proposal, to the following directors: Richard J. Faubert, Frederick A. Ball, Robert R. Walker and Jon D. Tompkins. The grants to Messrs. Faubert, Ball and Walker are for 24,000 shares, 24,000 shares and 30,000 shares, respectively, and are contingent on their election as directors at the 2003 annual meeting of shareholders. The grant to Mr. Tompkins is for 20,000 shares. Messrs. Faubert, Ball and Walker were all elected to the Board of Directors after the 2002 annual meeting of shareholders and the grants they are receiving are intended to put them in the same position they would be in if the amendment to the plan had been approved prior to their initial election to the Board of Directors. (Messrs. Faubert and Ball each received automatic grants for 6,000 shares on July 31, 2003 under the current terms of the Option Plan; Mr. Walker was not elected as a director until September 2, 2003.) Mr. Tompkins’ grant is additional compensation for his services as Chairman of the Board.

Description Of The Option Plan

ADMINISTRATION. The Option Plan is administered by the Board of Directors, which has general responsibility to interpret and administer the Option Plan. The Board of Directors may delegate authority to administer the Option Plan to a committee of the Board of Directors or specified officers of the Company, or both, except that only the Board of Directors may amend, modify or terminate the Option Plan. The Board of Directors has delegated to the Compensation Committee of the Board (the “Committee”) general authority for making option grants. The Committee determines individuals to whom option grants are made under the Option Plan and the price and terms of any such grants.

ELIGIBILITY. Only employees of the Company or its subsidiaries (including employees who are directors) are eligible to receive option grants under the Option Plan. In addition, non-employee directors are eligible only for the automatic option grants discussed herein. As proposed to be amended, directors of the Company or its subsidiaries will be eligible to receive option grants under the Option Plan in addition to the automatic grants to non-employee directors.

At May 31, 2003, a total of 648 persons were eligible to receive option grants under the Option Plan, including each of the Company’s executive officers, 638 other employees and each of the Company’s seven non-employee directors.

NEW PLAN BENEFITS. All option grants to executive officers under the Option Plan are subject to the discretion of the compensation committee of the board of directors. As of the date of this proxy statement, the administrator has not made any determination with respect to future option grants. The plan amendments provide for the following grants to non-employee directors if shareholders approve Proposal No. 2. Therefore, except for these grants to non-employee directors, future awards are not determinable.

Name	Grants (1)
Frederick A. Ball	34,000 shares	(2)
Richard J. Faubert	54,000 shares	(2)
Larry L. Hansen	10,000 shares
W. Arthur Porter	20,000 shares
Vernon B. Ryles, Jr.	10,000 shares
Gerald F. Taylor	20,000 shares
Keith L. Thomson	30,000 shares
Jon D. Tompkins	50,000 shares	(3)
Robert R. Walker	40,000 shares	(4)
All non-employee directors as a group (9 persons)	268,000 shares

(1)	Unless otherwise noted, represents the annual grant to non-employee directors on July 31 of each year during the remainder of each director’s term (assuming the nominees for director at the 2003 Annual Meeting are elected), subject to shareholder approval of this proposal.

(2)	On July 16, 2003, the Board approved options to Mr. Ball and Mr. Faubert to purchase 24,000 shares of Common Stock, subject to shareholder approval of this proposal and their election as directors at the 2003 Annual Meeting.

(3)	On July 16, 2003, the Board approved an option to Mr. Tompkins to purchase 20,000 shares of Common Stock, subject to shareholder approval of this proposal.

(4)	On August 25, 2003, the Board approved options to Mr. Walker to purchase 30,000 shares of Common Stock, subject to shareholder approval of this proposal and his election as a director at the 2003 Annual Meeting.

SHARES AVAILABLE. The Option Plan reserves 2,000,000 shares of Common Stock (subject to adjustment for changes in capitalization) plus any shares that are available or become available for grant under the Company’s 1989 Stock Option Plan. An aggregate of 4,400,000 shares of Common Stock were reserved for issuance under the 1989 Stock Option Plan. The Option Plan permits the grant of incentive stock options and nonstatutory stock options.

TERM OF PLAN. The Option Plan will remain in effect indefinitely until options have been granted and exercised with respect to all reserved shares.

INCENTIVE STOCK OPTIONS. The Option Plan authorizes the Board of Directors to grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, on terms and conditions it deems appropriate, subject to the following: (1) the option price per share may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted, (2) the term of the option may not exceed 10 years from the date the option is granted, (3) the purchase price of Common Stock on exercise of an option will be paid in cash or by surrender to the Company of shares of previously acquired Common Stock valued at fair market value on the date of the option exercise, (4) an option will expire on the earlier of (i) the expiration of the term for which it was granted, (ii) one year after termination of an Optionee’s employment due to death or total disability, or (iii) three months after termination of an Optionee’s employment for any reason other than death or total disability, and (5) no Optionee may be granted Incentive Stock Options for Common Stock such that the aggregate fair market value (determined on the date of grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by that Optionee during any calendar year under the Option Plan or any other stock option plan of the Company or any subsidiary of the Company exceeds $100,000.

NONSTATUTORY STOCK OPTIONS. The Board of Directors may authorize the grant of Nonstatutory Stock Options. The option price may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted, the purchase price must be paid as described in clause (3) above and the period of time for exercise is as referred to in clause (4) above. The term of the option is determined by the Board of Directors.

In the case of both Incentive Stock Options and Nonstatutory Stock Options, upon termination of an Optionee’s employment following a change of control, any option held by the Optionee may be exercised for all the remaining shares subject to the option, free of any limitation on the number of shares for which the option may be exercised in any one year. In such a case, the option may be exercised at any time before its expiration or the expiration of three months after the date of termination of employment, whichever period is shorter. A change of control is defined to include a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, including but not limited to the following events: the acquisition by any person of 20 percent or more of the Company’s outstanding voting securities or the replacement within a two-year period of a majority of the members of the Company’s Board of Directors by persons other than incumbent directors or persons approved by at least two-thirds of the incumbent directors.

In addition, no employee may be granted options (Incentive or Nonstatutory) for more than 500,000 shares in any fiscal year.

NON-EMPLOYEE DIRECTOR OPTIONS. Each director who is not a full-time employee of the Company is automatically granted an option to purchase 6,000 shares of Company Common Stock on July 31 of each year. If amended as proposed, the Option Plan will provide for automatic grants to each non-employee director of (1) an option to purchase 30,000 shares of Company Common Stock on the date the person first became a non-employee director, whether through election by the shareholders of the Company or the Board of Directors to fill a vacancy (an “Initial Grant”), and (2) an option to purchase 10,000 shares of Company Common Stock on July 31 of each year, provided that the non-employee director has served on the Board of Directors for at least six months preceding that date (an “Annual Grant”). These automatic options have an exercise price equal to 100% of fair market value on the date of grant and a term of 10 years. The Initial Grants become exercisable for one-third of the shares on each of the first three anniversaries of its date of grant. The Annual Grants become exercisable for one-twelfth of the shares each month after the date of grant. No existing director will receive an Initial Grant (although Messrs. Faubert, Ball and Walker are receiving equivalent grants as discussed above). All existing non-employee directors who continue to serve as non-employee directors on July 31, 2004 will receive an Annual Grant.

The Option Plan provides that, if the optionee ceases to serve as a director, the optionee may, but only within three months after the date he or she ceases to be a director, exercise the option to the extent that the optionee was entitled to exercise it at the date of termination, provided that the option is exercised no later than its expiration date. The Option Plan also provides that, if an optionee is unable to continue service as a director as a result of his or her death or disability, the entire option may be exercised at any time within one year after the last day the optionee served as a director, provided that the option is exercised no later than its expiration date.

The proposed amendments to the Option Plan will allow an optionee who ceases to be a director for a reason other than death, disability or retirement to exercise the option within seven months after the date he or she ceases to serve as a director, provided that the option is exercised prior to its expiration date. The proposed amendments will allow an optionee who ceases to be a director as a result of the retirement in accordance with the retirement policy of the Board of Directors to exercise the option within five years after the date of termination, provided that the option is exercised prior to its expiration date. In addition, the proposed amendments will give the Board of Directors discretion to set terms other than those contained in the Option Plan regarding option exercises following an optionee’s termination as a director.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES. The following description is a summary of certain of the material federal income tax consequences of option grants under the Option Plan. Applicable state, local and foreign tax consequences may differ.

Certain options authorized to be granted under the Option Plan are intended to qualify as incentive stock options for federal income tax purposes. Pursuant to federal income tax law currently in effect, a grantee will recognize no regular income upon grant or upon exercise of an incentive stock option. The amount by which the fair market value of the stock at the time of exercise exceeds the exercise price, however, is includible in the grantee’s alternative minimum taxable income and may, under certain circumstances, result in alternative minimum tax liability. If a grantee exercises an incentive stock option and does not dispose of any option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be taxable as capital gain. Ordinarily, if a grantee disposes of shares acquired upon exercise of an incentive stock option before expiration of either the one-year holding period or the two-year waiting period

(a “disqualifying disposition”), the amount by which the fair market value of the shares on the exercise date exceeds the exercise price will be taxable as ordinary compensation income in the year of such disposition. If, however, the disqualifying disposition is by sale or exchange, the amount of ordinary compensation income recognized by the grantee generally will be limited to the amount of gain, if any, realized by the grantee on the sale or exchange. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or exercise of an incentive stock option. Upon a disqualifying disposition, however, the Company generally will be entitled to a deduction to the extent the grantee realized ordinary compensation income.

Certain options authorized to be granted under the Option Plan will be treated as nonstatutory stock options for federal income tax purposes. Pursuant to federal income tax law currently in effect, no income is realized by the grantee of a nonstatutory stock option until the option is exercised. At the time of exercise of a nonstatutory stock option, the optionee will realize ordinary compensation income, and the Company generally will be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold income and employment tax on the amount of compensation income realized. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the excess of the amount realized from the sale over the fair market value of the shares on the date of exercise will be taxable as capital gain.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million per person the amount the Company may deduct for compensation paid to certain of the Company’s most highly-paid officers in any taxable year. Pursuant to current Treasury regulations, compensation received through the exercise of an option will not be subject to the $1 million limit if the option and the Option Plan meet certain requirements. One such requirement is shareholder approval of the Option Plan at least once every five years. Approval of this proposal will constitute reapproval of the Option Plan. Other requirements are that (1) the Option Plan provide per-employee limits on the number of shares for which options may be granted during a specified time period, (2) the option be granted by a committee comprised solely of two or more “outside directors” and (3) that the exercise price of the option be not less than the fair market value of the stock subject to the option on the date of grant. Accordingly, the Company believes that if this proposal is approved by the shareholders, compensation received on exercise of options granted under the Option Plan in compliance with the above requirements will not be subject to the $1 million deduction limit.

Recommendation By The Board Of Directors

The Board of Directors recommends that the amendment to the Option Plan be approved. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter is required to approve this Proposal 2. Abstentions have the same effect as “no” votes in determining whether the amendment to the Option Plan is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote on Proposal 2. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 27, 2003, the Company entered into a Separation Agreement with Bradford S. Cooley pursuant to which he resigned as an officer of the Company effective February 18, 2003. The agreement provided for payment of base salary of $235,000 and continued medical benefits through August 31, 2003. All rights under ESI’s Stock Incentive Plans with respect to stock options and stock grants to Mr. Cooley shall be as stated in the plan documents or related agreements. For purposes of stock option vesting and exercise, the termination date will be February 18, 2003.

On June 3, 2003, the Company entered into a Separation Agreement with Gary M. Kapral pursuant to which he resigned as an officer the Company effective June 11, 2003. The agreement provided for payment of base salary of $245,000 through December 15, 2003 and continued medical benefits through December 31, 2003.

On September 18, 2002, the Company entered into a Separation Agreement with Kevin T. Longe pursuant to which he resigned as an officer of the Company effective September 9, 2002. The agreement provided for payment of severance pay equivalent to $125,000 through December 31, 2002 and payment of COBRA premiums for coverage through February 28, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that its executive officers and directors have complied with all applicable Section 16(a) filing requirements for transactions during fiscal 2003.

OTHER MATTERS

Shareholder Proposals in the Company’s Proxy Statement

Shareholders wishing to submit proposals for inclusion in the Company’s proxy statement for the 2004 annual meeting of shareholders must submit the proposals for receipt by the Company not later than May 25, 2004.

Shareholder Proposals not in the Company’s Proxy Statement

Shareholders wishing to present proposals for action at this annual meeting or at another shareholders’ meeting must do so in accordance with the Company’s bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder’s notice must be in writing and delivered to the secretary not less than 90 days nor more than 120 days prior to the date of the proxy statement for the prior year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment or postponement) by more than 70 days from the anniversary of the previous year’s annual meeting, notice by the shareholder, to be timely, must be received by the Secretary no earlier than 120 days before such annual meeting and no later than the later of 90 days before such annual meeting or 10 days following the day on which public announcement of the date of the meeting was first made. A shareholder proposal must include the information specified in the Company’s bylaws, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Company’s Secretary. The chairman of the meeting may, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the Company’s bylaws. Any notice relating to a shareholder proposal for the 2004 annual meeting, to be timely, must be received by the Company between May 25, 2004 and June 24, 2004.

Shareholder Nominations for Directors

Shareholders wishing to directly nominate candidates for the Board of Directors at an annual meeting must do so in writing, in accordance with the Company’s bylaws and delivered to the Secretary not less than 90 days nor more than 120 days prior to the date of the proxy statement for the prior year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment or postponement) by more than 70 days from the anniversary of the previous year’s annual meeting, notice by the shareholder, to be timely, must be received by the Secretary no earlier than 120 days before such annual meeting and no later than the later of 90 days before such annual meeting or 10 days following the day on which public announcement of the date of the meeting was first made. A shareholder proposal must include the information specified in the Company’s bylaws, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Company’s Secretary. Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the bylaws, by delivering timely notice to the Secretary setting forth the information specified in the Company’s bylaws for annual meeting nominations. To be timely, the notice must be given not later than 10 days following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at the meeting. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the chairman does so, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Transaction Of Other Business

Although the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority in the event that any other matters should be presented.

By Order of the Board of Directors

J. Michael Dodson
Vice President of Administration, Chief Financial
Officer and Secretary

Portland, Oregon
September 22, 2003

APPENDIX A

ELECTRO SCIENTIFIC INDUSTRIES, INC.
2000 STOCK OPTION INCENTIVE PLAN

1.  Purpose.    The purpose of this Stock Option Incentive Plan (the “Plan”) is to enable Electro Scientific Industries, Inc. (the “Company”) to attract and retain the services of selected employees, officers and directors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of the Company or any parent or subsidiary of the Company (an “Employer”).

2.  Shares Subject to the Plan.    Subject to adjustment as provided below and in Section 7, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be 2,000,000 shares plus any shares that are available for grant under the Company’s 1989 Stock Option Plan as in effect June 23, 2000 (the “1989 Plan”) or that may subsequently become available for grant under the 1989 Plan through the expiration, termination, forfeiture or cancellation of grants. If an option granted under the Plan expires, terminates or is cancelled, the unissued shares subject to that option shall again be available under the Plan.

3.  Effective Date and Duration of Plan.

(a)  Effective Date.    The Plan shall become effective as of June 23, 2000. No Incentive Stock Option (as defined in Section 5 below) granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of - Stock represented at a shareholders meeting at which a quorum is present, and the exercise of any Incentive Stock Options granted under the Plan before approval shall be conditioned on and subject to that approval. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before termination of the Plan.

(b)  Duration.    The Plan shall continue in effect until all shares available for issuance under the Plan have been issued. The Board of Directors may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan. Termination shall not affect any outstanding options.

4.  Administration.

(a)  Board of Directors.    The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

(b)  Committee.    The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 9.

(c)  Officers.    The Board of Directors may delegate to any officer or officers of the Company authority to grant awards under the Plan, subject to any restrictions imposed by the Board of Directors.

* NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted.

5.  Types of Awards, Eligibility, Limitations.    The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Sections 6(a) and 6(b) and (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Sections 6(a) and 6(c). Awards may be made to employees, including employees who are officers or directors selected by the Board of Directors, and directors of the Company or any parent or subsidiary of the Company; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options for more than an aggregate of 500,000 shares of Common Stock in any calendar year; provided, however, that to the extent the annual limitation is not fully used in any year for an employee, any shares not used may be added to the number of shares for which options may be granted to that employee in any future year.

6.  Option Grants.

(a)  General Rules Relating to Options.

(i)  Terms of Grant.    The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

(ii)  Exercise of Options.    Except as provided in Section 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6(a)(iv) and 7, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

(iii)  Nontransferability.    Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and (ii) during the optionee’s lifetime, shall be exercisable only by the optionee.

(iv)  Termination of Employment or Service.

(A)  General Rule.    Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 6(a)(iv)(B) and (C), his or her option may be exercised at any time before the expiration date of the option or the expiration of three months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

* NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted.

(B)  Termination Because of Total Disability.    Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates because of total disability, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

(C)  Termination Because of Death.    Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom the optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(D)  Amendment of Exercise Period Applicable to Termination.    The Board of Directors may at any time extend the three month and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

(E)  Failure to Exercise Option.    To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

(F)   Leave of Absence.    Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family, military or other leave of absence, whether paid or unpaid.

(G)   Change of Control.    In the event an optionee’s employment by the Company or by any parent or subsidiary of the Company terminates within one year after a change in control of the Company for any reason other than retirement, death, or physical disability (as defined in Section 6(a)(iv)(B)), any option held by such optionee may be exercised with respect to all remaining shares subject thereto, free of any limitation on the number of shares with respect to which the option may be exercised in any one year, at any time prior to its expiration date or the expiration of three months after the date of such termination of employment, whichever is the shorter period. A “change in control of the Company” shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”); provided that, without limitation, such a change in control shall be deemed to have occurred if (1) any “person” (as such term is used in Sections 13(d) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the

* NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted.

period. A change in control of the Company shall not include any change in control pursuant to a written agreement between the Company and another person, which agreement is approved and adopted by the Board of Directors of the Company or pursuant to any tender offer or exchange offer which the Board of Directors has in any manner recommended acceptance of to the shareholders of the Company.

(v)  Purchase of Shares.    Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company’s receipt of written notice from the optionee of the optionee’s binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee is obligated to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee’s intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash, check or, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported on the date the option is exercised, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. Unless the Board of Directors determines otherwise, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. Unless the Board of Directors determines otherwise, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

(b)  Incentive Stock Options.    Incentive Stock Options shall be subject to the following additional terms and conditions:

(i)  Limitation on Amount of Grants.    If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the

* NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted.

optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

(ii)  Limitations on Grants to 10 Percent Shareholders.    An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6(b)(iv), of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

(iii)  Duration of Options.    Subject to Sections 6(a)(ii), 6(a)(iv) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

(iv)  Option Price.    The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Stock last reported on the date the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

(v)  Limitation on Time of Grant.    No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

(vi)  Early Dispositions.    If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.)

(c)  Non-Statutory Stock Options.    Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6(a) above:

(i)  Option Price.    The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant but shall not be less than 100% of the fair market value of the Common Stock covered by the Non-Statutory Option on the date the option is granted.

(ii)  Duration of Options.    Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

7.  Changes in Capital Structure.

(a)  Stock Splits, Stock Dividends.    If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or

* NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted.

portions thereof then unexercised, shall be exercisable, so that the optionee’s proportionate interest before and after the occurrence of the event shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of any option and with a corrresponding adjustment in the option price per share. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

(b)  Mergers, Reorganizations, Etc.    In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

(i)  Outstanding options shall remain in effect in accordance with their terms.

(ii)  Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

(iii)  The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.

(c)  Dissolution of the Company.    In the event of the dissolution of the Company, options shall be treated in accordance with Section 7(b)(iii).

(d)  Rights Issued by Another Corporation.    The Board of Directors may also grant options under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

8.  Option Grants to Non-Employee Directors.

(a)  Initial Grants.    Each Non-Employee Director shall be automatically granted an option to purchase 30,000 shares of Common Stock (the “Initial Grant”) on the date such person first becomes a Non-Employee Director, whether through election by the shareholders of the Company or by the Board of Directors to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a director will not receive an Initial Grant. A “Non-Employee Director” is a director who is not a full-time employee of the Company or any of its subsidiaries and has not been a full-time employee of the Company or any of its subsidiaries within one year of any date as of which a determination of eligibility is made. An “Inside Director” is a director who is a full-time employee of the Company or any of its subsidiaries.

[(a)](b)  Annual Grants.    Each Non-Employee Director shall be automatically granted an option to purchase [6,000]10,000 shares of Common Stock on July 31 of each year (the “Annual Grant”); provided that the Non-Employee Director is a director on [such]the date. [A “Non-Employee Director” is a director who is not a

* NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted.

full-time employee] of [the Company or any of its subsidiaries] grant and has [not been a full-time employee of the Company or any of its subsidiaries within one year of any] served on the Board of Directors for at least the six months preceding that date [as of which a determination of eligibility is made].

[(b)] (c) Exercise Price.    The exercise price of the options granted pursuant to this Section 8 shall be equal to 100 percent of the fair market value of the Common Stock determined pursuant to paragraph 6(a)(v).

[(c)] (d) Term of Option.    The term of each option granted pursuant to this Section 8 shall be 10 years from the date of grant.

[(d)] (e) Exercisability.    Until an option expires or is terminated and except as provided in Sections 8 [(e)] (f) and 7, an option granted under this Section 8 shall be exercisable as follows: (i) each Initial Grant shall become exercisable [according] as to one-third of the [following schedule:] shares subject to the Initial Grant on each anniversary of its date of grant, provided that the optionee continually serves as a director of the Company, and (ii) each Annual Grant shall become exercisable as to one-twelfth of the shares subject to the Annual Grant each month after the date of the grant, provided that the optionee continually serves as a director of the Company.

[Period of Non-Employee Directors’ Continuous Services as a Director of the Company from the Date the Option is Granted]	[Portion of Total Option Which is Exercisable]
[Less than 1 year	0	%]
[After 1 year	25	%]
[After 2 years	50	%]
[After 3 years	75	%]
[After 4 years	100	% ]

[(e)] (f) Termination As a Director.    [If] Unless otherwise determined by the Board of Directors, if an optionee ceases to be a director of the Company for any reason, other than death or physical disability (as defined in Section 6(a)(iv)(B)) or retirement, as provided in the last sentence of this Section 8(f), the option may be exercised at any time prior to the expiration date of the option or the expiration of the [three] seven months after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director. [If] Unless otherwise determined by the Board of Directors, if an optionee ceases to be a director of the Company as a result of death or physical disability (as defined in Section 6(a)(iv)(B)), the option may be exercised with respect to all remaining shares subject thereto, free of any limitation on the number of shares with respect to which the option may be exercised in any one year, at any time, prior to the expiration date of the option or the expiration of one year after the last day the optionee served as a director, whichever is the shorter period. Unless otherwise determined by the Board of Directors, if an optionee ceases to be a director of the Company as a result of the retirement of the optionee in accordance with the retirement policy of the Board of Directors in effect from time to time, the option may be exercised at any time prior to the expiration date of the option or the expiration of five years after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director.

[(f)] (g) Exercise of Options.    Options may be exercised upon payment of cash or shares of Common Stock of the Company in accordance with Section 6.

[(g)] (h) Replaces 1989 Plan.    Upon approval of this Option Plan by the shareholders of the Company, this Section 8 shall replace and supercede paragraph 16 of the Company’s 1989 Stock Option Plan.

9.  Amendment of the Plan.    The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 7, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

10.  Approvals.    The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange

* NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted.

Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

11.  Employment and Service Rights.    Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

12.  Rights as a Shareholder.    The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date such stock certificate is issued.

Adopted: June 23, 2000.

Amended: October __, 2003

* NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted.

APPENDIX B

CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF ELECTRO SCIENTIFIC INDUSTRIES, INC.

I. PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Electro Scientific Industries, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities with respect to:

•  the financial reports and other financial information provided by the Company to its shareholders and others;

•  the Company’s financial policies and procedures;

•  the Company’s system of internal controls;

•  the Company’s accounting and financial reporting processes;

•  the independence, qualifications and performance of the Company’s independent accountants; and

•  the Company’s tax, legal, regulatory and ethical compliance.

II. COMPOSITION

The Committee shall be comprised of three or more directors appointed by the Board, each of whom shall be independent as determined under applicable SEC and Nasdaq rules. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, and meet such other standard required by applicable law (including SEC and Nasdaq rules). At least one member of the Committee shall be an “audit committee financial expert” as defined by SEC and Nasdaq rules.

III. MEETINGS

The Committee shall meet at least four times annually or more frequently as the Committee may deem appropriate.

The Committee will meet separately with members of management and with the Company’s independent accountants to review the financial affairs of the Company and other matters. The Committee may create subcommittees or designate Committee members for special purposes who shall report to the Committee. The Committee shall report on a regular basis its activities to the Board and shall make such recommendations to the Board as it deems appropriate. The Committee will maintain written minutes of its meetings.

IV. RESPONSIBILITIES AND DUTIES

The Committee’s role is one of oversight. Company management is responsible for maintaining the Company’s books of account and preparing periodic financial statements and the independent accountants are responsible for auditing the Company’s annual financial statements.

To fulfill its responsibilities, the Committee will:

Documents/Reports Review

•	Discuss earnings press releases, and financial information and earnings guidance provided to analysts and rating agencies. The Committee may limit its discussion to the types of information to be disclosed and the type of presentation to be made, and it need not discuss these matters in advance of each disclosure.

•	Discuss and review with senior financial management and the independent accountants before filing the financial information contained in the Company’s quarterly reports on Form 10-Q, including: (1) disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (2) the

selection, application and disclosure of the critical accounting policies and practices used; and (3) the management certifications.

•	Review with management and the independent accountants at the completion of the annual audit of the Company’s consolidated financial statements and before filing of the Annual Report on Form 10-K:

•	The Company’s annual consolidated financial statements and related footnotes;

•	Disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	The independent accountants’ audit of the financial statements and their report;

•	Any significant changes required in the independent accountants’ audit plan;

•	Any difficulties or disputes with management encountered during the course of the audit;

•	The selection, application and disclosure of the critical accounting policies and practices used;

•	Management certifications; and

•	Any additional matters related to the conduct of the audit required to be communicated to the Committee under generally accepted auditing standards, including the independent accountants’ judgment about such matters as the quality (not just the acceptability), of the Company’s accounting practices, as well as other items set forth in SAS 61.

•	Resolve any disputes between management and the independent accountants regarding financial reporting.

•	Prepare the report required to be included in the Company’s proxy statement for each annual shareholders meeting that discloses whether the Committee has reviewed and discussed the audited financial statements with management, has discussed the matters required by SAS 61 and Independence Standards Board Standard No. 1 with the independent accountants, and has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K.

•	Review any reports submitted by the independent accountants, including reports relating to: (1) all critical accounting policies and practices used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (3) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

•	At least annually, obtain and review a report by the independent accountants describing: (1) the independent accountants’ internal quality control procedures; (2) any material issues raised by the most recent internal quality control review, or peer review, of the independent accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues; and (3) all relationships between the independent accountants and the Company (to assess the independent accountants’ independence).

•	Review this Charter at least annually and recommend to the Board appropriate changes to the Charter.

Control Processes

•	Review with management and the independent accountants on a continuing basis: the adequacy and integrity of the Company’s system of accounting procedures; the Company’s financial reporting processes, both internal and external; the Company’s system of internal controls; and the disclosures regarding internal controls required by SEC rules to be contained in the Company’s periodic reports and the attestations or reports relating to such disclosure.

•	Review with the independent accountants and management the appropriateness of accounting principles followed by the Company, as well as proposed and adopted changes in accounting principles and their impact on the financial statements.

Independent Accountants

The Committee is directly responsible for the appointment, compensation, oversight, evaluation and, where appropriate, replacement of the Company’s independent accountants. The Committee has the sole authority to engage and remove the independent accountants, to approve all audit and permissible non-audit engagements, and to determine the fees to be paid. The independent accountants will report directly to the Committee.

The Committee will:

•	Pre-approve in accordance with SEC and Nasdaq rules all audit and permissible non-audit services provided to the Company by the independent accountants. The Committee may delegate this responsibility to one or more members of the Committee.

•	Obtain annually from the independent accountants a formal written statement delineating all relationships with the Company, including all non-audit services and associated fees.

•	Review and discuss with the independent accountants any disclosed relationships or services that might impact the accountants’ objectivity or independence.

•	Take appropriate action, if any, to ensure the independence of the independent accountants.

•	Conduct other reviews, as appropriate, to assist in the Committee’s oversight of the performance of the independent accountants, including, for example, reviewing the proposed audit plan each year, reviewing the proposed work plans of the independent accountants and reviewing comments from prior periods.

•	Review any reports submitted to the Committee by the independent accountants.

Legal and Ethical Compliance

•	Oversee and review periodically with management, outside counsel, and other experts, as appropriate, the programs and policies of the Company designed to ensure compliance with applicable laws and regulations, and the results of these compliance efforts.

•	Review and approve, where appropriate, all related-party transactions.

•	Oversee the process for receiving, retaining and treating complaints or concerns, including confidential and anonymous submissions by employees, regarding accounting and auditing matters and internal controls.

•	Review periodically with management, outside counsel and other experts, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements.

Other Responsibilities

•	Oversee and review periodically with management the Company’s policies relating to finance, capital expenditures, investment, borrowings, currency exposures, share issuance and repurchases, risk management, asset management, information management, and the security of its intellectual and physical assets.

•	Review and discuss with the independent accountants and management any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

•	Review with management funding policies and investment performance of the Company’s benefit plans.

•	Review with management other finance, tax, legal and administrative issues as directed by the Board.

•	Create and monitor policies for hiring employees or former employees of the independent accountants to avoid independence impairment.

•	Make reports and recommendations to the Board of Directors on matters within the scope of it’s the Committee’s functions.

•	Perform a review and evaluation, at least annually, of the performance of the Committee. The Committee shall conduct such review in such manner as it deems appropriate.

•	Engage independent counsel and other advisors as it deems necessary or appropriate to carry out its duties, with funding provided by the Company.

•	In addition to the activities described above, perform such other functions as necessary or appropriate under law, the Company’s articles of incorporation, bylaws and/or audit committee charter, and the resolutions and other directives of the Board.

Please Mark Here [ ] for Address Change or Comments SEE REVERSE SIDE

1. Election of five directors:	FOR the nominees listed to the left (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left			FOR	AGAINST	ABSTAIN
NOMINEES FOR THREE-YEAR TERMS:			2.	Approve amendments to 2000 Stock Option Incentive Plan.	[ ]	[ ]	[ ]
01 Richard J. Faubert 02 Keith L. Thomson 03 Jon D. Tompkins	[ ]	[ ]
			3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
NOMINEES FOR ONE-YEAR TERMS:
04 Frederick A. Ball 05 Robert R. Walker	[ ]	[ ]	PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.
Instruction:	To withhold authority to vote for any nominee write that nominee’s name(s) in this space:	Please sign below exactly as your name appears on this
Proxy Card. If shares are registered in more than one name,
all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating
his/her title. Trustees, guardians, executors and
administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.
If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.
________________________________ Typed or Printed names:
________________________________ Authorized Signature:
________________________________ Title or authority, if applicable:
________________________________ Date:

FOLD AND DETACH HERE

PROXY

ELECTRO SCIENTIFIC INDUSTRIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Electro Scientific Industries, Inc., an Oregon corporation (the “Company”), hereby appoints Barry L. Harmon and J. Michael Dodson, and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 1:00 p.m. on Thursday, October 30, 2003 at the Company’s executive offices located at 13900 NW Science Park Drive, Portland, Oregon, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.

(continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE